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                                                                      EXHIBIT 21
                                SUBSIDIARIES OF

                             WHITTAKER CORPORATION

                             a Delaware corporation

                             as of January 29, 1998

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                                                             PLACE OF
                                                             --------
NAME OF COMPANY                                           INCORPORATION
---------------                                       ----------------------
U.S. SUBSIDIARIES
-----------------

Aviant Information, Inc.                                    California

Metropolitan Financial Services Corporation                  Colorado

Park Chemical Company                                        Michigan

Whittaker Communications, Inc.                              California

Whittaker Controls, Inc.                                    California

Whittaker Corp.                                               Maine

Whittaker Development Co.                                    Delaware

Whittaker Ordnance, Inc.                                     Delaware

Whittaker Political Action Committee, Inc.                  California

Whittaker Porta Bella Development, Inc.                     California

Whittaker Services Corporation                              California

Whittaker Technical Products, Inc.                           Colorado

Whittaker Xyplex, Inc.                                      California


FOREIGN SUBSIDIARIES
--------------------

Whittaker Communications Limited                             England
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